UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 15, 2006

GREATER COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)

NEW JERSEY	01-14294	22-2545165
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

55 UNION BOULEVARD, TOTOWA, NJ	07512
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	973-942-1111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 15, 2006, the respective Boards of Directors of Greater Community Bancorp (“Company”) and Greater Community Bank, a Company subsidiary (“Bank”), appointed Anthony M. Bruno, Jr. as President of the Company and the Bank, effective August 15, 2006. Appointment to the respective positions is in addition to Mr. Bruno’s current positions of Chairman and Chief Executive Officer of the Company and the Bank. The appointments are anticipated to be for an interim period and will not affect Mr. Bruno’s compensation.

A copy of Mr. Bruno’s Employment Agreement with the Company and the Bank dated March 2, 2005 was filed with the Securities and Exchange Commission as Exhibit 10.11 to the Company’s Form 8-K filed on March 8, 2005.  The March 2, 2005 Employment Agreement was amended to reflect the two new appointments and related matters. A copy of Amendment No. 1 to Employment Agreement of Anthony M. Bruno, Jr., dated as of August 15, 2006, is attached as an Exhibit to this Form 8-K.

Certain information about Mr. Bruno is contained in the Company’s definitive Proxy Statement for the 2006 Annual Meeting of Stockholders filed with the Securities and Exchange Commission (“Commission”) on March 16, 2006, including information under the headings “Executive Officers”, “Executive Compensation and Other Benefits”, “Aggregated Option Exercises in Last Fiscal Year and Year-end Option Values”, “Supplemental Executive Retirement Plans”, “Certain Relationships and Related Transactions”, “Share Ownership of Management and Directors”, “Directors Whose Terms will Expire in 2007” and “Certain Agreements”. Information about certain family relationships of Mr. Bruno is contained in Part III, Item 10 of the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2005 filed with the Commission on March 15, 2006. Such disclosures are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.   The following exhibit is being filed with this Report and is attached hereto:

10.15 Amendment No. 1 to Employment Agreement of Anthony M. Bruno, Jr. by and among Greater Community Bancorp, Greater Community Bank and Anthony M. Bruno, Jr., effective August 15, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREATER COMMUNITY BANCORP
(registrant)

Date: August 21, 2006	/s/ Stephen J. Mauger
Stephen J. Mauger
Senior Vice President and Chief Financial Officer